FIRST AMENDMENT TO
FUND PARTICIPATION AGREEMENT

This First Amendment to Fund Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Pruco Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated October 1, 2019 (the
“Agreement”);

WHEREAS, the Parties wish to add Pruco Life Insurance Company of New Jersey (“PLNJ”) as a party to the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1.Appendix A of this Amendment, attached hereto, supersedes and replaces in its entirety the Appendix A of the Agreement.

2.The Agreement is hereby amended to add Pruco Life Insurance Company of New Jersey to the definition of “Company” and the list of Parties to the Agreement.

3.Notices. The notices information for the Company and PLNJ shall be as stated below.

If to the Company:     Pruco Life Insurance Company
One Corporate Drive
Shelton, CT 06484
Attn: Timothy Cronin

If to PLNJ:     Pruco Life Insurance Company of New Jersey
One Corporate Drive
Shelton, CT 06484
Attn: Timothy Cronin

4.Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC	Pruco Life Insurance Company
By: /s/ Jeremy O’Shea Name: Jeremy O’Shea Title: COO US Distribution Date: 9/1/2020	By: /s/ Timothy Cronin Name: Timothy Cronin Title: Vice President Date: 9/9/2020
Legg Mason Partners Variable Equity Trust	Pruco Life Insurance Company of New Jersey
By: /s/ Jane Trust Name: Jane Trust Title: President & CEO Date: 9/1/2020	By: /s/ Timothy Cronin Name: Timothy Cronin Title: Vice President Date: 9/9/2020
Legg Mason Partners Variable Income Trust
By: /s/ Jane Trust Name: Jane Trust Title: President & CEO Date: 9/1/2020

APPENDIX A
Separate Accounts, Contracts and Designated Portfolios

Name of Separate Accounts and Date
Established by Board of Directors

Pruco Life Flexible Premium Variable Annuity Account (June 16, 1995)
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (May 20, 1996)

Contracts Funded by Separate Account

Individual Flexible Premium Deferred Variable Annuity Account Individual Flexible Premium Deferred Variable Annuity Account
Designated Portfolio
Name	Cusip
ClearBridge Variable Aggressive Growth Portfolio - Class I	52467X203
ClearBridge Variable Appreciation Portfolio - Class I	52467W882
ClearBridge Variable Dividend Strategy Portfolio - Class I	52467W833
ClearBridge Variable Large Cap Growth Portfolio - Class I	52467X609
ClearBridge Variable Mid Cap Portfolio - Class I	52467X708
ClearBridge Variable Small Cap Growth Portfolio - Class I	52467M843
QS Variable Conservative Growth - Class I	52467W502
QS Variable Growth Portfolio - Class I	52467W700
QS Variable Moderate Growth - Class I	52467W601
Western Asset Core Plus VIT Portfolio - Class I	52467K771
Western Asset Variable Global High Yield Bond Portfolio - Class I	52467K839

3